EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of Shiloh Industries, Inc. (No. 333-103152 and No. 333-21161) of our report dated January 22, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K for the year ended October 31, 2005.

/s/    PricewaterhouseCoopers LLP

Cleveland, Ohio

December 21, 2005